UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2008

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 11, 2008, Terex Corporation (“Terex” or the “Company”) hosted a conference call and posted a slide presentation relating to the proposed acquisition of the port equipment businesses of Fantuzzi Industries S.a.r.l (“Fantuzzi”) on its website. To access the web replay of the call and the slide presentation, go to the Investor Relations section of the Company’s website at www.terex.com. A copy of the presentation is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On August 11, 2008, Terex issued a press release announcing that Terex and Fantuzzi have entered into a definitive agreement that provides for the acquisition by Terex of the port equipment businesses of Fantuzzi for total consideration of approximately €215 million.

A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Slide Presentation posted to Terex website on August 11, 2008.

99.2	Press release of Terex issued on August 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President, Secretary and General Counsel